EXHIBIT 16.1

October 19, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re: QLY BIOTECH GROUP CORP.

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated October 19, 2022, of QLY BIOTECH GROUP CORP. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm in the Form 8-K.

Respectfully submitted,

/s/ Michael Gillespie & Associates, PLLC

Seattle, Washington

October 19, 2022